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                                                                     Exhibit 1.1


                           3,330,000 Shares of Common Stock


                            Collateral Therapeutics, Inc.


                                UNDERWRITING AGREEMENT
                                ----------------------


                                                                          [Date]


BEAR, STEARNS & CO. INC.
RAYMOND JAMES & ASSOCIATES, INC.
VECTOR SECURITIES INTERNATIONAL, INC.
 as Representatives of the
several Underwriters named in
Schedule I attached hereto
  c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, NY  10167

Ladies and Gentlemen:

          Collateral Therapeutics, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in
Schedule I hereto (the "Underwriters") an aggregate of 3,330,000 shares (the "Firm Shares") of its common stock, par value $0.001 per share (the "Common Stock"), and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 499,500 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

          1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Underwriters that:

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder (the "Regulations") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-51029), for the registration of the Shares under the Act. All of the Shares have been duly registered

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under the Act pursuant to the initial registration statement, or if an abbreviated registration statement has been, or is proposed to be, filed pursuant to Rule 462(b) of the Regulations (the "Rule 462 Registration Statement"), all of the Shares have been or will be, on the date of this Agreement, duly registered under the Act pursuant to the initial registration statement and the Rule 462 Registration Statement. Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Regulations, is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus". If the Company has filed or proposes to file a Rule 462 Registration Statement, then any reference herein to the term "Registration Statement" shall include such Rule 462 Registration Statement.
The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

                  (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in


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writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

                  (c) Ernst & Young, LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

                  (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change in the business, prospects (as of the date of this Agreement), properties, operations, condition (financial or other) or results of operations of the Company ("Material Adverse Change"), whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, the Company has not incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

                  (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company, and this Agreement has been duly and validly executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as rights to indemnity may be limited by federal or state securities laws relating thereto and except as enforcement (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights and remedies generally and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

                  (f) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreement, instrument, franchise, license or permit to which the Company is a party or by which it or any of its properties or assets may be bound, which breach, default, lien, charge or encumbrance could result in a Material Adverse Effect (as that term is hereinafter defined) or (ii) violate or conflict with any provision of the certificate of incorporation or the by-laws of the Company or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body

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having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws or foreign equivalents of such regulations or statutes, where applicable, in connection with the purchase and distribution of the Shares by the Underwriters.

                  (g) Upon the sale of the Firm Shares on the Closing Date:

          (i) the only shares of capital stock of the Company issued and outstanding (other than the Shares) will be 8,292,573 shares of Common Stock;

          (ii) all such outstanding shares of Common Stock will be duly and validly authorized and issued, fully paid and nonassessable and are not issued in violation of or subject to any preemptive right; and

          (iii) except for options to purchase shares of Common Stock, all of which are accurately described in the Registration Statement and the Prospectus, there are not outstanding (nor is there any agreement to issue) any options, warrants, subscriptions or other rights to acquire, or securities convertible into or exercisable for, any shares of capital stock of the Company.

The Shares to be delivered on the Closing Date have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive right. The Company had, at March 31, 1998, an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled "Capitalization" (after giving effect to the assumptions set forth in the first paragraph of such section). As of the Closing Date, the capital stock of the Company conforms to the description thereof contained in the Registration Statement and the Prospectus.

                  (h) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its properties or conduct of its business makes such qualification necessary, except where the failure to so qualify would have a material adverse effect (considered individually or when aggregated with other such instances) on the business, prospects (as of the date of this Agreement), properties, operations, condition (financial or other) or results of operations of the Company (a "Material Adverse Effect"). The

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Company has all requisite power and authority and, except as described in the
Registration Statement and Prospectus, all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.
The Company is in compliance with all applicable laws, orders, rules, regulations, ordinances and directives, except where the failure to be in compliance could not have a Material Adverse Effect. The Company does not have any subsidiaries as defined in Rule 405 of the Regulations. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity.

                  (i) The Company is not in violation of any provision of its certificate of incorporation or of its by-laws or in breach of, or in default under (nor has any event occurred that with notice, lapse of time, or both, would constitute a breach of, or default under), except where such breach or default would not have a Material Adverse Effect, any provision of any agreement, instrument, franchise, license or permit to which the Company is a party or by which any of its properties or assets may be bound or effected or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets.

                  (j) Except as described in the Registration Statement and the Prospectus, there is no litigation, arbitration, proceeding, investigation or claim to which the Company is a party or to which any property or assets of the Company is subject or which is pending or, to the knowledge of the Company, threatened or contemplated against the Company which might result in any Material Adverse Effect or any development involving a Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Prospectus.

                  (k) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares or a violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (l) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent


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basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

                  (m) Except as described in the Registration Statement and the Prospectus and except for rights that have been effectively waived in writing (complete and accurate copies of which have been provided to the Underwriters prior to the date of this Agreement), which waivers are in full force and effect, no holder of securities of the Company has any rights to cause the Company to issue to it, or register pursuant to the Act, any securities of the Company because of the filing of the Registration Statement, in connection with the sale of the Shares contemplated hereby or otherwise, nor does any holder of securities of the Company have preemptive rights or other rights to purchase any of the Shares.

                  (n) The Company is not, and upon consummation of the transactions contemplated hereby and the application of the proceeds therefrom as described in the Prospectus will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

                  (o) The Common Stock of the Company, including the Shares, have been approved for quotation on the National Association of Securities Dealers Automated Quotation National Market System.

                  (p) The Company owns or possesses valid and enforceable licenses or other rights to use all inventions, patents, patent applications, trademarks, service marks, trade names, copyrights, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) proprietary techniques (including processes and substances) and other intellectual property rights used in, or necessary to conduct, the business now conducted by the Company or presently contemplated to be conducted as described in the Registration Statement and the Prospectus ("Intellectual Property"); other than as described in the Registration Statement and the Prospectus: (i) there are no third parties who have any rights in the Intellectual Property that could preclude the Company from conducting its business as currently conducted or as presently contemplated to be conducted as described in the Registration Statement and the Prospectus; (ii) there are no pending or, to the Company's knowledge, threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company or (if the Intellectual Property is licensed) the licensor thereof in any Intellectual Property owned or licensed to the Company; (iii) the Company and (if the Intellectual Property is licensed) to the Company's knowledge the licensor thereof has not infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Intellectual Property; and (iv) there is, to the knowledge of the Company, no dispute between it or any licensor with respect to any Intellectual Property. True and correct copies of all licenses and other agreements between the Company and any third party relating to the Intellectual Property, and all amendments and supplements thereto, have been provided to the Underwriters.


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                  (q) The Company has timely filed all federal, state and
foreign income and franchise tax returns and reports required to be filed and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company's knowledge, might be asserted against the Company that might have a Material Adverse Effect; and all tax liabilities are adequately provided for on the books of the Company.

                  (r) The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts (i) generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses and (ii) required under any of the Company's agreements, licenses or other contracts, all of which insurance is in full force and effect; the Company has no reason to believe that it will not be able to renew its existing insurance as and when such coverage expires or to obtain similar insurance adequate and customary for its business and sufficient to satisfy any requirements of its contracts at a cost that would not have a Material Adverse Effect.

                  (s) Except where it would not have a Material Adverse Effect, (i) the Company is not in violation of any federal, state, local or foreign laws, regulations, rules, ordinances, orders or directives relating to pollution or (in connection therewith) protection of human health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"); (ii) to the Company's knowledge, no material expenditures are or will be required to comply with the Environmental Laws, and the Company holds all material permits and licenses required to conduct its business thereunder; (iii) to the Company's knowledge, all properties and assets leased or owned, including, without limitation, all structures, contents, soil, subsoil and groundwater, do not contain Hazardous Materials; and (iv) to the Company's knowledge, the Company has no liability or obligation, whether to any governmental authority or to any other person or entity, for damages, claims, penalties, forfeitures or otherwise, as a consequence of the generation, transportation or disposal of any Hazardous Materials or otherwise under the Environmental Laws.

                  (t) As of the date of this Agreement and except as described in the Registration Statement and the Prospectus, the Company is not required to file or obtain any registration, application, license, request for exemption, permit or other regulatory authorization with the U.S. Food and Drug Administration (the "FDA") or any state or local regulatory body in order to conduct its business as described in the Registration Statement and Prospectus.


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                  (u) The human clinical trials, animal studies and other
preclinical tests conducted by or on behalf of the Company that are described in the Registration Statements and the Prospectus (the "Company Studies"), have been and will continue to be conducted in accordance with experimental protocols, procedures and controls generally used by qualified experts in preclinical or clinical trials; the descriptions of the results of such Company Studies contained in the Registration Statements and Prospectus are accurate and complete in all material respects, and the Company has no knowledge of any other trials, studies or tests, the results of which reasonably call into question the results described or referred to in the Registration Statements and Prospectus.

                  (v) Except as disclosed in the Registration Statement and the Prospectus, the Company has good and marketable title to all properties (real and personal) owned by the Company, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all properties held under lease or license by the Company are held under valid, subsisting and enforceable leases or licenses.

                  (w) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorizations, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (x) No material labor dispute with the employees of the Company is pending, or, to the Company's knowledge, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any Material Adverse Effect.

                  (y) There are no contracts or other documents which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Act or by the Regulations which have not been described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement.

                  (z) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or


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suppliers of the Company on the other hand, which is required to be described in the Registration Statement and the Prospectus that is not so described.

          2. PURCHASE, SALE AND DELIVERY OF THE SHARES.

                  (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $_______, the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

                  (b) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the office of Brobeck, Phleger & Harrison LLP, Suite 1300, 550 West C Street, San Diego, CA 92101, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing
Date"). Payment shall be made to the Company by wire transfer of immediately available funds, against delivery to you for the respective accounts of the Underwriters of certificates for the Firm Shares to be purchased by them. Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

                  (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to 499,500 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); PROVIDED, HOWEVER, that the Additional Closing Date shall not be earlier than the

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Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

                  (d) The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the 3,330,000 Firm Shares being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

                  (e) Payment for the Additional Shares shall be made by wire transfer of immedidately available funds at the offices of Brobeck, Phleger & Harrison LLP, Suite 1300, 550 West C Street, San Diego, CA 92101, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

          3. OFFERING. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

          4. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Underwriters that:

                  (a) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

                  The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for

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any additional information, (iii) of the mailing or the delivery to the
Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor and (v) of the receipt of any comments from the Commission. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

                  (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                  (c) The Company will promptly deliver to you three signed copies of the Registration Statement, as initially filed with the Commission, and all amendments thereto (including exhibits) and will maintain in the Company's files manually signed copies of such documents for at least five years from the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

                  (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service

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of process.  The Company will promptly advise you of the receipt by the
Company of any notification with respect to suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and will use every reasonable effort to obtain the withdrawal of any order of suspension as soon as possible.

                  (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

                  (f) During the period of 180 days from the effective date of the Registration Statement, (i) the Company will not, without the prior written consent of Bear, Stearns & Co. Inc., issue, sell, offer or contract to sell, grant any option, warrant or other right to purchase or otherwise sell or dispose of (or announce any offer of sale, contract of sale, sale, grant of any option, warrant or other right to purchase or other sale or disposition of), directly or indirectly, any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for shares of Common Stock), except for the issuance by the Company of shares of Common Stock pursuant to the 1998 Employee Stock Purchase Plan or pursuant to the exercise of options outstanding under the 1998 Stock Incentive Plan at the time of the closing of the sale of the Firm Shares on the Closing Date (provided that the Company shall only so issue shares during such 180 days to persons who are not, at the time of the closing of the sale of the Firm Shares on the Closing Date, officers or directors of the Company or stockholders having beneficial ownership of a least 1% of the outstanding Common Stock of the Company), and (ii) the Company will obtain the undertaking of each of its officers and directors and all of its stockholders having beneficial ownership at least 1% of the outstanding Common Stock of the Company, as of the time of the closing of the sale of the Firm Shares hereunder on the Closing Date, not to engage in any of the aforementioned transactions on their own behalf, other than the Company's sale of Shares hereunder.

                  (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you and, upon request, to each of the other Underwriters (i) copies of any reports or other communications that the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange or automated quotation system, and (iii) such other information as you may reasonably request regarding the Company, subject to the provisions of any written agreement that, in the opinion of outside counsel to the Company, prohibit the Company from furnishing such information under any circumstances including, without limitation, an agreement by you to be subject to the provisions of such written agreement.

                  (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

                  (i) The Company will use its best efforts to cause the Shares to be included in the National Association of Securities Dealers Automated Quotation National Market System.

                  (j) The Company will file with the Commission in its periodic reports pursuant to Section 13 or 15 of the Exchange Act such information as may be required pursuant to Rule 463 of the Regulations.

                  (k) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

          5. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement, the Master Agreement Among Underwriters and the Master Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon,
(iii) the qualification of the Shares under state or foreign securities or Blue Sky laws or regulations, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the National Association of Securities Dealers Automated Quotation National Market System, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar for the Shares.

          6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Coudert
Brothers ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than, if pricing pursuant to Rule 430A, 5:30 P.M., New York time, on the date of this Agreement, if pricing pursuant to a pricing amendment, 12:00 Noon, New York time, on the date an amendment to the Registration Statement containing the public offering price has been filed with the Commission, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                  (b) At each Closing Date you shall have received the opinion of Brobeck, Phleger & Harrison LLP, counsel for the Company, dated the date of such Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

          (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of its properties or the conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company. The Company has all requisite corporate authority to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. To such counsel's knowledge, the Company does not have any subsidiaries as defined in Rule 405 of the Regulations.

          (ii)   Upon the sale of Shares on such Closing Date,

                              a.   all outstanding shares of Common Stock
     outstanding immediately prior to the issuance of such Shares are duly and validly authorized and issued, are non-assessable and were issued free of any preemptive rights arising under the Certificate of Incorporation of the Company or the Delaware General Corporation Law; and

                              b.   to such counsel's knowledge, except for
     options to purchase shares of Common Stock described in the Registration Statement and the Prospectus, there are not outstanding (nor is there any agreement to issue) any options, warrants, or other rights to acquire, or securities convertible into or exercisable for, any shares of capital stock of the Company.

          The Shares to be delivered on such Closing Date have been duly and validly authorized and, when issued and delivered by the Company to the Underwriters against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will have been issued free of (A) any preemptive rights arising under the Second Restated Certificate of Incorporation of the Company (which is the currently effective certificate of incorporation of the Company) or the Delaware General Corporation Law or (B) to such counsel's knowledge, similar rights that entitle or will entitle any person to acquire any shares of capital stock of the Company upon the issuance and sale of the Shares by the Company. The Company has, at March 31, 1998, an authorized and outstanding equity capitalization as set forth in the section of the Registration Statement and the Prospectus entitled "Capitalization" (after giving effect to the assumptions set forth in the first paragraph of such section). The statements set forth in the sections of the Registration Statement and Prospectus entitled "Description of Capital Stock", insofar as such statements purport to describe the capital stock of the Company, provide for a fair Summary section.

          (iii) The Shares have been approved (upon issuance as contemplated by the Underwriting Agreement) for quotation in the Nasdaq National Market System.

          (iv) This Agreement has been duly and validly authorized, executed and delivered by the Company.

          (v) To such counsel's knowledge, there is no litigation, arbitration, proceeding, investigation or claim pending or threatened against, or to which the properties or assets of the Company are subject, which is of a character required to be disclosed in the

     Registration Statement and the Prospectus or any amendment thereof or supplement thereto which has not been properly disclosed therein.

          (vi) To such counsels' knowledge, all agreements, instruments, franchises, licenses or permits required to be described in the Registration Statement and the Prospectus or required to be filed as exhibits to the Registration Statement have been so described and so filed. The execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (A) to such counsel's knowledge, result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreement, instrument, franchise, license or permit which is described in the Registration Statement and the Prospectus or which is filed as an exhibit to the Registration Statement and to which the Company is a party or by which it or any of its properties or assets may be bound, which breach, default, lien, charge or incumbrance (individually or if aggregated with other such breaches, defaults, liens, charges, encumbrances) is material to the business, properties, operations, condition (financial or otherwise) or results of operations of the Company, or (B) violate or conflict with any provision of the Second Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company (which are the currently effective By-laws of the Company) or other organizational documents, or, to the knowledge of such counsel, any judgment, decree, or order, or any statute, rule or regulation (not including any state securities or Blue Sky laws or regulations or, if applicable, any foreign securities laws or regulations) of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereby, except for (1) such as may be required under state securities or Blue Sky laws or regulations (or foreign securities laws or regulations, if applicable) in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

          (vii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and notes and schedules thereto and other financial and statistical data derived therefrom, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

          (viii) The Registration Statement is effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor are pending before or contemplated by the Commission and all filings required by Rule 424(a) and Rule 424(b) of the Regulations have been made.

          In addition, such opinion shall contain a statement that (A) such counsel has participated in conferences with certain officers and representatives of the Company, the independent public accountants, the Underwriters and the Underwriters' counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed (provided, however, that such opinion may also indicate that, notwithstanding the foregoing, such counsel has not necessarily checked or verified the accuracy, completeness or fairness of, and is not passing upon or assuming responsibility for, each particular item of information contained in the Registration Statement and the Prospectus, and is not acting in an expert capacity on patent, FDA, or health care regulatory issues) and (B) after giving effect to such participation in such conferences no facts have come to the attention of such counsel which would lead such counsel to believe that the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements, including the notes and schedules thereto and other financial and statistical data derived therefrom).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

                  (c) At the Closing Date, you shall have received the opinion of Lyon & Lyon, patent counsel for the Company, dated the Closing Date addressed to the Underwriters and in the form and substance satisfactory to the Underwriters' Counsel, to the effect that:

          (i) The statements contained in the material under the captions "Risk Factors -- Uncertainty of Patent Protection; Dependence on Proprietary Technology"; "Risk Factors -- Reliance on Collaborative Relationships"; "Business -- Collaborative and Licensing Arrangements"; and "Business -- Patents and Proprietary Rights" of the Prospectus and Registration Statement (the "Reviewed Portions") to such counsel's knowledge after Investigation (as defined herein) are accurate statements regarding the matters set forth therein.

          (ii) To such counsel's knowledge after Investigation, there are no pending adverse legal, governmental or administrative agency proceedings relating to the Patent Applications (as that term is defined in a letter of even date herewith among the Company and you) and to such counsel's knowledge after Investigation, no such proceedings are threatened or contemplated by such agencies or others.

          (iii) To such counsel's knowledge after Investigation, there are no documents or related litigation of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus relating to the Patent Applications which are not filed or described.

          (iv) To such counsel's knowledge after Investigation, the Company is the licensee of, or is listed in the records of the appropriate Patent Office(s) as the owner of record of, the Patent Applications, and the licensor of Patent Applications to the Company have the right to license such subject matter to the Company. The Company owns no issued patents. To such counsel's knowledge after

     Investigation, for inventions that are the subject of a Patent Application owned by the Company, the Company has the right to obtain, and has obtained, an assignment of all right, title, and interest from all named inventors.

          (v) To such counsel's knowledge after Investigation, the Patent Applications have been prepared and are being pursued by the Company or its licensor. To such counsel's knowledge after Investigation, such counsel understands that other than as stated in the above-referenced portions of the Registration Statement and Prospectus, no other entity or individual has any rights or claims in the Patent Applications or any patent sought to be issued therefrom, other than the licensor or assignors of these applications.

          (vi) To such counsel's knowledge, it is the Company's reasonable belief that it is not violating any existing proprietary rights of others and it is the Company's reasonable belief that no such existing rights will materially affect its ability to develop and commercialize technology within the Patent Applications as described in the Registration Statement and Prospectus; and,

          (vii) To such counsel's knowledge, it is the Company's belief that it owns or has the rights necessary to develop and commercialize technology within the Patent Applications as described in the Registration Statement and Prospectus.

          (viii) In addition, such opinion shall also contain a statement that as of the Closing Date, nothing has come to such counsel's attention that causes such counsel to believe that the statements made regarding the Patent Applications or agreements of the Company under the captions "Risk Factors -- Uncertainty of Patent Protection; Dependence on Proprietary Technology"; "Risk Factors -- Reliance on Collaborative Relationships"; "Business -- Collaborative and Licensing Arrangements"; and "Business -- Patents and Proprietary Rights" in the Registration Statement and Prospectus contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          In such opinion, the term "Investigation" shall mean (i) review of the agreements referred to in the Reviewed Portions of the Registration Statement and Prospectus, (ii) review of the file histories of the Patent Applications,
(iii) review of documents related to the chain of title of the Patent Applications, and (iv) review of files of the Company, of such counsel and (to the extent permitted by the licensor) of the licensor of the Company pertaining to items (i) through (iii) above.

                  (d) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (e) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are true and correct, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any Material Adverse Change, or any development involving a Material Adverse Effect, except in each case as described in or contemplated by the Prospectus.

                  (f) At the time this Agreement is executed and at the Closing Date, you shall have received a letter from Ernst & Young LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim financial statements of the Company, a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and the committees of such boards subsequent to December 31, 1997, inquiries of officers and other employees of the Company who have responsibility for financial and accounting matters of the Company with respect to transactions and events subsequent to December 31, 1997 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter (provided that the letter delivered on the Closing Date shall use a "cut-off" date not earlier than the date hereof); nothing has come to their attention that would cause them to believe that: (A) the unaudited financial statements and schedules of the Company presented in the Registration
Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to December 31, 1997 there were, as of the date of the most recent available monthly financial statements of the Company, if any, and as of a specified date not more than five days prior to the date of such letter (provided that the letter delivered on the Closing Date shall use a "cut-off" date not earlier than the date hereof), any changes in the capital stock or long-term indebtedness of the Company or any decrease in the current assets or shareholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or (C) that during the period from April 1, 1998 to the date of the most recent available monthly financial statements of the Company, if any, and to a specified date not more than five days prior to the date of such letter (provided that the letter delivered on the Closing Date shall use a "cut-off" date not earlier than the date hereof), there was any decrease, as compared with the corresponding period in the prior fiscal year, in revenues under collaborative research and development agreement with a related party, or increase in net loss, except for decreases or increases, as the case may be, which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

                  (g) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

                  (h) You shall have received from each person who is a director or officer of the Company or stockholder beneficially owning at least 1% of the outstanding Common Stock of the Company, as of the time of the closing of the sale of the Firm Shares hereunder at the Closing Date, an agreement to the effect that such person will not, without the prior written consent of Bear, Stearns
& Co. Inc. on behalf of the Underwriters, during the period commencing on the effective date of the Registration Statement and ending 180 days thereafter,
(1) offer for sale, contract to sell, sell, pledge, hypothecate, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, whether such shares or any such securities were then owned by such person or thereafter acquired or with respect to which the undersigned had or thereafter acquired the power of disposition, (2) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock, whether any such transaction is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise or (3) make any demand for, or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable for or shares exchangeable for shares of common stock.

                  (i) At the Closing Date, the Shares shall have been quoted on the National Association of Securities Dealers Automated Quotation National Market System.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

          7. INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any filed amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

                  (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any filed amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; PROVIDED, HOWEVER, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount and commission applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page and in the third, sixth and eleventh paragraphs and the list of Underwriters and the number of shares listed opposite their respective names in the first paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares, as originally filed or in any filed amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7, except to the extent (but only to the extent) such failure prejudices the rights of such indemnifying party). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

          8. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this
Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount and commission applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

          9. DEFAULT BY AN UNDERWRITER.

                  (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

                  (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

                  (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

          10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

          11. EFFECTIVE DATE OF AGREEMENT; TERMINATION.

                  (a) This Agreement shall become effective upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you by notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

                  (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York or American Stock Exchanges or on NASDAQ shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges or on NASDAQ by the New York or American Stock Exchanges or NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; (D) (i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or (ii) in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm
Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

                  (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

                  (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel) incurred by the Underwriters in connection herewith.

          12. NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, NY 10167, Attention: Equity Syndicate; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 9360 Towne Centre Drive, San Diego, CA 92121, Attention:
Christopher J. Reinhard.

          13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

          14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

          15. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          16. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                             Very truly yours,

                                             COLLATERAL THERAPEUTICS, INC.


                                             By
                                                --------------------------
                                                Name:
                                                Title:

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
RAYMOND JAMES & ASSOCIATES, INC.
VECTOR SECURITIES INTERNATIONAL, INC.

   BY BEAR, STEARNS & CO. INC.

   By:

      ----------------------------------------
      Name:
      Title:


On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                      SCHEDULE I


                                                  Number of Firm
Name of Underwriter                               Shares to be Purchased
-------------------                               ----------------------

Bear, Stearns & Co. Inc.

Raymond James & Associates, Inc.

Vector Securities International, Inc.














                              Total. . . . . . . . . . . . . . 3,330,000
                                                               =========